Exhibit 99.1

Microsoft Cloud Strength Drives Third Quarter Results

REDMOND, Wash. — April 29, 2020 — Microsoft Corp. today announced the following results for the quarter ended March 31, 2020, as compared to the corresponding period of last fiscal year:

•	Revenue was $35.0 billion and increased 15%
•	Operating income was $13.0 billion and increased 25%
•	Net income was $10.8 billion and increased 22%
•	Diluted earnings per share was $1.40 and increased 23%

“We’ve seen two years’ worth of digital transformation in two months. From remote teamwork and learning, to sales and customer service, to critical cloud infrastructure and security – we are working alongside customers every day to help them adapt and stay open for business in a world of remote everything,” said Satya Nadella, chief executive officer of Microsoft. “Our durable business model, diversified portfolio, and differentiated technology stack position us well for what’s ahead.”

“In this dynamic environment, our sales teams and partners executed a solid third quarter, with Commercial Cloud revenue generating $13.3 billion, up 39% year over year,” said Amy Hood, executive vice president and chief financial officer of Microsoft. “We remain committed to balancing operational discipline with continued investments in key strategic areas to drive future growth.”

COVID-19 Impact

In the third quarter of fiscal year 2020, COVID-19 had minimal net impact on the total company revenue.

In the Productivity and Business Processes and Intelligent Cloud segments, cloud usage increased, particularly in Microsoft 365 including Teams, Azure, Windows Virtual Desktop, advanced security solutions, and Power Platform, as customers shifted to work and learn from home. In the final weeks of the quarter, there was a slowdown in transactional licensing, particularly in small and medium businesses, and a reduction in advertising spend in LinkedIn.

In the More Personal Computing segment, Windows OEM and Surface benefited from increased demand to support remote work and learn scenarios, offset in part by supply chain constraints in China that improved late in the quarter. Gaming benefited from increased engagement following stay-at-home guidelines. Search was negatively impacted by reductions in advertising spend, particularly in the industries most impacted by COVID-19. The effects of COVID-19 may not be fully reflected in the financial results until future periods.

Segment Highlights

Revenue in Productivity and Business Processes was $11.7 billion and increased 15% (up 16% in constant currency), with the following business highlights:

•	Office Commercial products and cloud services revenue increased 13% (up 15% in constant currency) driven by Office 365 Commercial revenue growth of 25% (up 27% in constant currency)
•	Office Consumer products and cloud services revenue increased 15% (up 17% in constant currency) with continued growth in Office 365 Consumer subscribers to 39.6 million
•	LinkedIn revenue increased 21% (up 22% in constant currency)

•	Dynamics products and cloud services revenue increased 17% (up 20% in constant currency) driven by Dynamics 365 revenue growth of 47% (up 49% in constant currency)

Revenue in Intelligent Cloud was $12.3 billion and increased 27% (up 29% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 30% (up 32% in constant currency) driven by Azure revenue growth of 59% (up 61% in constant currency)
•	Enterprise Services revenue increased 6% (up 7% in constant currency)

Revenue in More Personal Computing was $11.0 billion and increased 3% (up 4% in constant currency), with the following business highlights:

•	Windows OEM revenue was relatively unchanged year over year
•	Windows Commercial products and cloud services revenue increased 17% (up 18% in constant currency)
•	Search advertising revenue excluding traffic acquisition costs increased 1%
•	Xbox content and services revenue increased 2%
•	Surface revenue increased 1% (up 2% in constant currency)

Return to Shareholders

Microsoft returned $9.9 billion to shareholders in the form of share repurchases and dividends in the third quarter of fiscal year 2020, an increase of 33% compared to the third quarter of fiscal year 2019.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Responding to COVID-19

At Microsoft, our focus remains on ensuring the safety of our employees, striving to protect the health and well-being of the communities in which we operate, and providing technology and resources to our customers and partners to help them do their best work while remote. Additional information about Microsoft’s COVID-19 response can be found here.

Quarterly Product Releases and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Environmental, Social, and Governance (ESG)

To better execute on Microsoft’s mission, we focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our investor relations ESG website.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, Keith Dolliver, deputy general counsel, and Michael Spencer, general manager of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on April 29, 2021.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP).

Financial Performance Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2019 As Reported	$30,571	$10,341	$8,809	$1.14
2020 As Reported	$35,021	$12,975	$10,752	$1.40
Percentage Change Y/Y	15%	25%	22%	23%
Constant Currency Impact	$(404)	$(296)	$(375)	$(0.05)
Percentage Change Y/Y Constant Currency	16%	28%	26%	27%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2019 As Reported	$10,242	$9,649	$10,680
2020 As Reported	$11,743	$12,281	$10,997
Percentage Change Y/Y	15%	27%	3%
Constant Currency Impact	$(162)	$(164)	$(78)
Percentage Change Y/Y Constant Currency	16%	29%	4%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended March 31, 2020
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Office Commercial products and cloud services	13%	2%	15%
Office 365 Commercial	25%	2%	27%
Office Consumer products and cloud services	15%	2%	17%
LinkedIn	21%	1%	22%
Dynamics products and cloud services	17%	3%	20%
Dynamics 365	47%	2%	49%
Server products and cloud services	30%	2%	32%
Azure	59%	2%	61%
Enterprise Services	6%	1%	7%
Windows OEM	0%	0%	0%
Windows Commercial products and cloud services	17%	1%	18%
Search advertising excluding traffic acquisition costs	1%	0%	1%
Surface	1%	1%	2%
Xbox content and services	2%	0%	2%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	claims against us that may result in adverse outcomes in legal disputes;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	additional tax liabilities;

•	damage to our reputation or our brands that may harm our business and operating results;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	uncertainties relating to our business with government customers;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business; and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of March 31, 2020. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Michael Spencer, General Manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019

Revenue:
Product	$15,871	$15,448	$49,894	$48,966
Service and other	19,150	15,123	55,088	43,160

Total revenue	35,021	30,571	104,982	92,126

Cost of revenue:
Product	3,376	3,441	11,647	12,975
Service and other	7,599	6,729	22,092	19,523

Total cost of revenue	10,975	10,170	33,739	32,498

Gross margin	24,046	20,401	71,243	59,628
Research and development	4,887	4,316	14,055	12,363
Sales and marketing	4,911	4,565	14,181	13,251
General and administrative	1,273	1,179	3,455	3,460

Operating income	12,975	10,341	39,552	30,554
Other income (expense), net	(132)	145	62	538

Income before income taxes	12,843	10,486	39,614	31,092
Provision for income taxes	2,091	1,677	6,535	5,039

Net income	$10,752	$8,809	$33,079	$26,053

Earnings per share:
Basic	$1.41	$1.15	$4.34	$3.39
Diluted	$1.40	$1.14	$4.30	$3.36

Weighted average shares outstanding:
Basic	7,602	7,672	7,619	7,679
Diluted	7,675	7,744	7,693	7,759

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019

Net income	$10,752	$8,809	$33,079	$26,053

Other comprehensive income (loss), net of tax:
Net change related to derivatives	(36)	(33)	(42)	(93)
Net change related to investments	3,508	714	3,665	1,334
Translation adjustments and other	(541)	67	(607)	(252)

Other comprehensive income	2,931	748	3,016	989

Comprehensive income	$13,683	$9,557	$36,095	$27,042

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions) (Unaudited)

	March 31, 2020	June 30, 2019

Assets
Current assets:
Cash and cash equivalents	$11,710	$11,356
Short-term investments	125,916	122,463

Total cash, cash equivalents, and short-term investments	137,626	133,819
Accounts receivable, net of allowance for doubtful accounts of $446 and $411	22,699	29,524
Inventories	1,644	2,063
Other current assets	8,536	10,146

Total current assets	170,505	175,552
Property and equipment, net of accumulated depreciation of $41,512 and $35,330	41,221	36,477
Operating lease right-of-use assets	8,448	7,379
Equity investments	2,660	2,649
Goodwill	42,064	42,026
Intangible assets, net	6,855	7,750
Other long-term assets	13,696	14,723

Total assets	$285,449	$286,556

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,246	$9,382
Current portion of long-term debt	3,748	5,516
Accrued compensation	6,254	6,830
Short-term income taxes	3,296	5,665
Short-term unearned revenue	27,012	32,676
Other current liabilities	9,151	9,351

Total current liabilities	58,707	69,420
Long-term debt	62,862	66,662
Long-term income taxes	28,888	29,612
Long-term unearned revenue	3,385	4,530
Deferred income taxes	185	233
Operating lease liabilities	7,248	6,188
Other long-term liabilities	9,673	7,581

Total liabilities	170,948	184,226

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital — shares authorized 24,000; outstanding 7,590 and 7,643	79,813	78,520
Retained earnings	32,012	24,150
Accumulated other comprehensive income (loss)	2,676	(340)

Total stockholders’ equity	114,501	102,330

Total liabilities and stockholders’ equity	$285,449	$286,556

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019

Operations

Net income	$10,752	$8,809	$33,079	$26,053

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	3,118	2,926	9,292	8,758

Stock-based compensation expense	1,338	1,172	3,940	3,462

Net recognized losses (gains) on investments and derivatives	52	(95)	(140)	(470)

Deferred income taxes	(206)	(320)	(436)	(740)

Changes in operating assets and liabilities:

Accounts receivable	891	460	6,778	7,258

Inventories	181	12	419	710

Other current assets	94	(14)	(179)	(864)

Other long-term assets	124	(517)	(726)	(969)

Accounts payable	546	(197)	(8)	(1,032)

Unearned revenue	(736)	20	(6,564)	(4,543)

Income taxes	765	276	(3,042)	(879)

Other current liabilities	695	649	(1,136)	(1,017)

Other long-term liabilities	(110)	339	725	350

Net cash from operations	17,504	13,520	42,002	36,077

Financing

Repayments of debt	(3,000)	0	(5,518)	(3,000)

Common stock issued	342	274	1,003	834

Common stock repurchased	(7,059)	(4,753)	(17,177)	(14,910)

Common stock cash dividends paid	(3,876)	(3,526)	(11,272)	(10,290)

Other, net	(1,052)	404	(805)	(835)

Net cash used in financing	(14,645)	(7,601)	(33,769)	(28,201)

Investing

Additions to property and equipment	(3,767)	(2,565)	(10,697)	(9,874)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(329)	(269)	(871)	(2,107)

Purchases of investments	(15,910)	(5,846)	(58,311)	(42,255)

Maturities of investments	17,247	5,893	47,559	14,889

Sales of investments	2,810	1,424	14,559	30,831

Net cash from (used in) investing	51	(1,363)	(7,761)	(8,516)

Effect of foreign exchange rates on cash and cash equivalents	(64)	18	(118)	(94)

Net change in cash and cash equivalents	2,846	4,574	354	(734)

Cash and cash equivalents, beginning of period	8,864	6,638	11,356	11,946

Cash and cash equivalents, end of period	$11,710	$11,212	$11,710	$11,212

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019

Revenue
Productivity and Business Processes	$11,743	$10,242	$34,646	$30,113
Intelligent Cloud	12,281	9,649	34,995	27,594
More Personal Computing	10,997	10,680	35,341	34,419

Total	$35,021	$30,571	$104,982	$92,126

Operating Income
Productivity and Business Processes	$4,788	$3,979	$14,752	$11,875
Intelligent Cloud	4,560	3,208	12,980	9,418
More Personal Computing	3,627	3,154	11,820	9,261

Total	$12,975	$10,341	$39,552	$30,554